Exhibit 10.3

FREEZE AMENDMENT

TO THE

AMENDED AND RESTATED

SUPPLEMENTAL EXECUTIVE RETIREMENT AGREEMENT

FOR EDWARD J. MERRITT

WHEREAS, East Boston Savings Bank (the “Bank”) entered into an Amended and Restated Supplemental Executive Retirement Agreement (the “SERP”) with Edward J. Merritt (the “Executive”) on July 28, 2014, effective as of January 5, 2010; and

WHEREAS, the Executive and the Bank desire to amend the SERP to provide that no additional SERP benefits will accrue on the Executive’s behalf under the SERP after December 31, 2015 (the “Freeze Date”); and

WHEREAS, other than the implementation of the Freeze Date, all other terms and conditions of the SERP shall continue to be in full force and effect and no other changes are hereby made to the SERP as a result of this amendment; and

WHEREAS, Section 14 of the SERP provides generally that the Bank may amend the SERP only with the mutual consent of the Executive; and

WHEREAS, the Executive has agreed to this amendment as reflected in his signature below.

NOW THEREFORE, the SERP shall be amended as follows:

1.	Section 2 of the SERP shall be amended by adding the following at the end thereof:

“Notwithstanding anything in the Agreement to the contrary, the Accumulation Account shall be frozen as of December 31, 2015, and no further additions to the Accumulation Account will be made after December 31, 2015. For purposes of clarity, the Accumulation Account will be credited or increased by $50,000 to reflect the 2015 calendar year, and the Accumulation Account will not increase further.”

2.	Except for this amendment to Section 2 of the SERP, all other terms and conditions of the Agreement shall continue to be in full force and effect. For example, this amendment does not change the timing or form (i.e., lump sum or annuity) of any payments to be made under the SERP, including, but not limited to, upon Separation from Service, Disability (as such terms are defined in the SERP), death, or Separation from Service for Good Reason (as defined in the SERP).

[Signature Page to Follow]

IN WITNESS WHEREOF, the Bank, by its duly authorized officers, has caused this Amendment to be executed effective as of December 1, 2015.

EAST BOSTON SAVINGS BANK

December 10, 2015	By:	/s/ Richard J. Gavegnano
Richard J. Gavegnano
President and Chief Executive Officer

EDWARD J. MERRITT

December 10, 2015	By:	/s/ Edward J. Merritt
Edward J. Merritt